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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 28, 2000 on the consolidated financial statements and the consolidated financial statement schedule of MediaOne Group, Inc., as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in this Annual Report on Form 10-K into MediaOne Group, Inc.'s previously filed registration statements on Forms S-3 (Nos. 33-50047, 33-50047-01, 333-50227 and 33-88713) and on Forms S-8
(Nos. 333-01931, 33-63093, 33-653085, 33-63091, 333-24285 and 333-67679).

ARTHUR ANDERSEN LLP

Denver, Colorado
March 23, 2000.